THE LAW OFFICE OF
PAINE, HAMBLEN, COFFIN, BROOKE & MILLER LLP

717 WEST SPRAGUE AVENUE
SUITE 1200
SPOKANE, WASHINGTON 99201-3505
(509) 455-6000
FAX: (509) 838-0007
www.painehamblen.com

Lawrence R. Small
lawrence.small@painehamblen.com

December 30, 2005

Little Squaw Gold Mining Company
Att: Richard R. Walters
3412 S. Lincoln Drive
Spokane, Washington 99203

Re: Little Squaw Gold Mining Company

Dear Ladies and Gentlemen:

We are acting as counsel to Little Squaw Gold Mining Company (the "Company") for legal matters in connection with the proposed issuance by the Company of up to 10,431,400 shares of its Common Stock, par value $0.10 per share (the "Shares"), as contemplated by the Registration Statement on Form SB-2 filed by the Company with the Securities and Exchange Commission on or about the date hereof under the Securities Act of 1933, as amended (the "Act"), said Registration Statement, as it may be amended, being hereinafter called the "Registration Statement".

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) a Certificate of Good Standing issued by the Alaska Department of Commerce, Community and Economic Development, and (iii) the Company's Amended Articles of Incorporation. We also have examined such other documents and satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion. As to various facts material to the opinions expressed below, we have relied upon certificates of public officials and representations contained in the documents referred to above.

Based upon the foregoing and subject to the qualifications hereinafter expressed, we are of the opinion that when:

(a) with respect to the Shares to be issued upon the conversion of the 6% Convertible Debentures (the "Debentures"), or for the payment of interest at the discretion of the Company, the notice of conversion of the Debentures has been received by the Company in accordance with the conversion terms of the Debentures and/or the Company elects to issue Shares for interest on Debentures on the interest due date;

(b) with respect to the Shares to be issued upon exercise of any of the Warrants, after (i) the Warrants have been exercised in accordance with their terms and (ii) the applicable exercise price therefore has been received by the Company; and

(c) the Shares shall have been issued and delivered by the Company;

then, the Shares referred to above will have been legally issued fully paid and non-assessable. No further approval, authorization, consent or other order of or filing with any governmental agency in the state of Alaska will be required for the legal issuance by the Company of the Shares as contemplated in the Registration Statement or in order for the Shares to be considered fully paid and non-assessable.

The Company is an Alaska corporation. To the extent that this opinion relates to or is dependent upon matters governed by the internal law of the state of Alaska, we are not members of the Bar of the state of Alaska; therefore, we are not able to express opinions concerning the internal law of the state of Alaska. For purposes of this opinion, however, we have provided advice and assistance to the Company and its Board of Directors from time to time concerning proper procedures for amending the Articles of Incorporation and Bylaws of the Company and the resolutions adopted by the Directors to authorize the issuance of Shares.

These opinions are given as of the date hereof, without any obligation to update these opinions or to advice the addressee hereof, or any other party of any changes in circumstances or laws that may hereafter be brought to our attention or occur which may affect this opinion.

We hereby consent to the filing of this Opinion as Exhibit 5 to the Registration Statement and to the references to our firm under the headings "Legal Matters" in the Prospectus which forms part of the Registration Statement. Except as expressly permitted hereby, this Opinion may not be used, delivered, circulated, filed, quoted or otherwise referred to.

Very truly yours,

PAINE, HAMBLEN, COFFIN,
BROOKE & MILLER LLP

Lawrence R. Small

Lawrence R. Small

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